Exhibit 99.1

WEX Announces Pricing and Upsizing of $550 Million Senior Unsecured Notes Offering

PORTLAND, ME—February 27, 2025—WEX Inc. (NYSE: WEX) (the “Company”), the global commerce platform that simplifies the business of running a business, today announced that it had priced and upsized its previously announced offering (the “Offering”) of $550 million in aggregate principal amount of its new 6.500% senior unsecured notes due 2033 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). This represents an increase of $50 million in the aggregate principal amount of the Notes, from the previously announced amount of $500 million. The Notes will be guaranteed on a senior unsecured basis by each of the Company’s wholly-owned domestic subsidiaries that guarantee the Company’s senior secured credit facilities.

The Offering is expected to close on March 6, 2025, subject to the satisfaction of customary closing conditions. The Notes will pay interest on a semi-annual basis.

The Company intends to use the net proceeds of the Offering, together with the net proceeds of borrowings under a proposed new incremental term loan B facility in an aggregate principal amount of $450 million (the “Incremental Term Loan B facility”) and cash on hand, to fund a tender offer that the Company previously announced to purchase shares of the Company’s outstanding common stock for a cash purchase price of up to $750 million (the “Tender Offer”), to repay approximately $250 million outstanding under the revolving portion of the Company’s senior secured credit facilities (the “RCF Facility”), and to pay related fees and expenses, with any amounts remaining thereafter for general corporate purposes, which may include additional repurchases of the Company’s common stock after the expiration of the Tender Offer. There is no guarantee that we consummate the Incremental Term Loan B facility or the Tender Offer. In the event that the Tender Offer is not consummated, the Company may use the net proceeds of the Offering for general corporate purposes, which may include repayments of outstanding amounts under the RCF Facility and repurchases of the Company’s common stock. This announcement is not an offer to purchase or a solicitation of an offer to sell the Company’s common stock.

Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities nor shall there be any offer, solicitation or sale of the Notes or any other securities in any state in which such offer, solicitation or sale would be unlawful. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes and related guarantees have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements about management’s plans, goals and expectations with respect to the Offering and the use of proceeds therefrom. Any statements in this press release that are not statements of historical facts are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to the Company’s future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements, including the Company’s ability to successfully market and consummate the Offering on the terms described or at all, such that such Offering does not close or is not as successful as it is intended to be, the use of proceeds therefrom, the Company’s ability to successfully market and consummate the Incremental Term Loan B facility on the terms described or at all and the Company’s ability to successfully consummate the Tender Offer on the terms described or at all; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 20, 2025 and subsequent filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events, or otherwise.

All of the forward-looking information contained in this press release is expressly qualified by the foregoing cautionary statements.

About WEX

WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

News Media:
WEX
Megan Zaroda, 610-379-6211
Megan.Zaroda@wexinc.com

Investor:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com